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[RELIASTAR LIFE INSURANCE COMPANY LETTERHEAD]

                                                                         EX 99.2
                                                    Attorney Opinion and Consent

April 18, 1997


ReliaStar Life
 Insurance Company
20 Washington Avenue South
Minneapolis, Minnesota 55401

Madam/Sir:


In connection with the proposed registration under the Securities Act of 1933, as amended, of flexible premium variable life insurance policies (the "Policies") and interests in Select*Life Variable Account (the "Variable Account"), I have examined documents relating to the establishment of the Variable Account by the Board of Directors of ReliaStar Life Insurance Company (the "Company") as a separate account for assets applicable to variable contracts, pursuant to Minnesota Statutes Sections 61A.13 to 61A.21, as amended, and the Registration Statement, on Form S-6, amended by Post-Effective Amendment No. 19 thereto, File No. 2-95392 (the "Registration Statement"), and I have examined such other documents and have reviewed such matters of law as I deemed necessary for this opinion, and I advise you that in my opinion:


    1. The Variable Account is a separate account of the Company duly created and validly existing pursuant to the laws of the State of Minnesota.

    2. The Policies, when issued in accordance with the Prospectus constituting a part of the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their respective terms.

    3. The portion of the assets held in the Variable Account equal to reserves and other contract liabilities with respect to the Variable Account are not chargeable with liabilities arising out of any other business the Company may conduct.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement and to the references to me wherever appearing therein.


Sincerely,

/s/ James E. Nelson
James E. Nelson
Counsel


JEN: